                                                                      Exhibit 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference of our report dated November 1, 1996 included in the Annual Report of May & Speh, Inc. on Form 10-K in the Registration Statement on Form S-8 (No. 333-13711) of May & Speh, Inc.


/s/ Price Waterhouse LLP


Price Waterhouse LLP

Chicago, Illinois
December 23, 1996